Exhibit 99.1

STRATEGIC EDUCATION, INC. REPORTS THIRD QUARTER 2025 RESULTS
Education Technology Services revenue up 46% YOY and operating income up 48% YOY
Sophia Learning revenue and subscribers up 42% YOY
U.S. Higher Education's healthcare portfolio total enrollment increased 7% YOY

HERNDON, Va., November 6, 2025 ― Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended September 30, 2025.

STRATEGIC EDUCATION CONSOLIDATED RESULTS

Three Months Ended September 30
•Revenue increased 4.6% to $319.9 million compared to $306.0 million for the same period in 2024, driven by strength within the Education Technology Services segment. Revenue on a constant currency basis, which is a non-GAAP financial measure, increased 5.1% to $321.7 million in the third quarter of 2025 compared to $306.0 million for the same period in 2024. For more details on non-GAAP financial measures used in this press release, refer to the information in the Non-GAAP Financial Measures section of this press release.
•Income from operations was $37.0 million or 11.6% of revenue, compared to $36.3 million or 11.9% of revenue for the same period in 2024. Adjusted income from operations on a constant currency basis, which is a non-GAAP financial measure, was $51.7 million compared to $37.1 million for the same period in 2024. Adjusted income from operations excludes one-time charges associated with restructuring activities conducted during the quarter. The adjusted operating income margin on a constant currency basis, which is a non-GAAP financial measure, was 16.1% compared to 12.1% for the same period in 2024.
•Net income was $26.6 million compared to $27.7 million for the same period in 2024. Adjusted net income on a constant currency basis, which is a non-GAAP financial measure, was $38.0 million compared to $27.9 million for the same period in 2024.
•Adjusted EBITDA, which is a non-GAAP financial measure, was $69.6 million compared to $56.2 million for the same period in 2024.
•Diluted earnings per share was $1.15, unchanged from the same period in 2024. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, increased to $1.64 from $1.16 for the same period in 2024. Diluted weighted average shares outstanding decreased to 23,209,000 from 24,173,000 for the same period in 2024. During the three months ended September 30, 2025, the Company repurchased 428,837 shares of common stock for $34.3 million, and has repurchased 1,145,983 shares for $94.3 million through the first nine months of 2025.
Education Technology Services Segment Highlights
•For the third quarter, average total subscribers at Sophia Learning increased approximately 42% from the same period in 2024, and Sophia Learning revenue increased 42.2% to $17.8 million compared to $12.5 million for the same period in 2024.
•As of September 30, 2025, Workforce Edge had a total of 80 corporate agreements, collectively employing approximately 3,870,000 employees.
•ETS revenue increased 45.6% to $38.3 million in the third quarter of 2025 compared to $26.3 million for the same period in 2024, driven by growth in Sophia Learning subscriptions, higher employer affiliated enrollment, and revenue from new Workforce Edge employer partnerships.

•ETS income from operations was $16.0 million in the third quarter of 2025 compared to $10.8 million for the same period in 2024. The operating income margin was 41.7% compared to 41.0% for the same period in 2024.
U.S. Higher Education Segment Highlights
•For the third quarter, student enrollment within USHE decreased 1.0% to 85,640 compared to 86,533 for the same period in 2024. Our ongoing focus on employers is generating consistent growth in employer affiliated enrollment, but in the third quarter was again offset by a decline in unaffiliated enrollment. Employer affiliated enrollment in the third quarter hit a new all-time high of 32.7% of USHE enrollment, up from 29.8% during the same period in 2024.
•USHE’s healthcare portfolio generated strong total enrollment growth during the third quarter, increasing 7% from the same period in 2024 and now comprises 49% of USHE total enrollment compared to 46% for the same period in 2024. Of USHE’s total healthcare enrollment, approximately 37% is from employer partners.
•For the third quarter, FlexPath enrollment was 24% of USHE enrollment, consistent with the same period in 2024. Healthcare programs comprise 75% of FlexPath enrollment.
•Revenue increased 2.6% to $213.1 million in the third quarter of 2025 compared to $207.7 million for the same period in 2024, driven by higher third quarter revenue per student.
•Income from operations was $22.9 million in the third quarter of 2025 compared to $11.4 million for the same period in 2024. The operating income margin was 10.7% compared to 5.5% for the same period in 2024.
Australia/New Zealand Segment Highlights
•For the third quarter, student enrollment within ANZ decreased 2.1% to 18,808 compared to 19,205 for the same period in 2024. Lower international enrollment, resulting from regulatory changes in Australia, was partially offset by progress growing domestic enrollment, which is expected to be a bigger driver of future growth.
•Revenue decreased 4.7% to $68.6 million in the third quarter of 2025 compared to $71.9 million for the same period in 2024, driven by lower third quarter student enrollment and lower revenue per student due to foreign currency exchange. Revenue on a constant currency basis, which is a non-GAAP financial measure, decreased 2.3% to $70.3 million in the third quarter of 2025 compared to $71.9 million for the same period in 2024, driven by lower third quarter student enrollment.
•Income from operations was $12.5 million in the third quarter of 2025 compared to $14.8 million for the same period in 2024. The operating income margin was 18.2% compared to 20.6% for the same period in 2024. Income from operations on a constant currency basis, which is a non-GAAP financial measure, was $12.9 million in the third quarter of 2025 compared to $14.8 million for the same period in 2024. The operating income margin on a constant currency basis, which is a non-GAAP financial measure, was 18.3% compared to 20.6% for the same period in 2024.
BALANCE SHEET AND CASH FLOW

At September 30, 2025, Strategic Education had cash, cash equivalents, and marketable securities of $182.6 million and no debt outstanding under its revolving credit facility. For the first nine months of 2025, cash provided by operations was $159.0 million compared to $153.4 million for the same period in 2024. Capital expenditures for the first nine months of 2025 were $32.0 million compared to $29.3 million for the same period in 2024. Capital expenditures including cloud computing investments, which flow through operating cash flow within other assets, for the first nine months of 2025 were $45.2 million compared to $41.6 million for the same period in 2024. Free cash flow for the first nine months of 2025, which is a non-GAAP financial measure, was $127.0 million compared to $124.1 million for the same period in 2024.
For the third quarter of 2025, consolidated bad debt expense as a percentage of revenue was 4.7% compared to 4.5% of revenue for the same period in 2024.
COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on December 8, 2025 to shareholders of record as of December 1, 2025.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its third quarter 2025 results at 10:00 a.m. (ET) today. This call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section. To participate in the live call, investors should register here prior to the call to receive dial-in information and a PIN.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We primarily serve working adult students globally through our core focus areas: 1) Education Technology Services, developing and maintaining relationships with employers to build education benefits programs providing employees access to affordable and industry-relevant training, certificate, and degree programs, including through Workforce Edge, a full-service education benefits administration solution for employers, and Sophia Learning, which offers low-cost online general education-level courses that are ACE-recommended for college credit; 2) U.S. Higher Education, including Capella University and Strayer University, each institutionally accredited, and collectively offering flexible and affordable associate, bachelor’s, master’s, and doctoral programs; and 3) Australia/New Zealand, comprised primarily of Torrens University. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements
This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

•the pace of student enrollment;
•Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;
•legislation and other actions by the U.S. Congress, actions by the current administration, rulemaking and other action by the Department of Education or other governmental entities, including without limitation action related to Title IV programs, Department of Education staffing levels, borrower defense to repayment applications, gainful employment or similar measures, 90/10, increased focus by governmental entities on for-profit education institutions, and including actions by governmental entities in Australia and New Zealand;
•competitive factors;
•risks associated with the opening of new campuses;
•risks associated with the offering of new educational programs and adapting to other changes;
•risks associated with the acquisition of existing educational institutions, including Strategic Education’s acquisition of Torrens University and associated assets in Australia and New Zealand;
•the risk that the benefits of the acquisition of Torrens University and associated assets in Australia and New Zealand may not be fully realized or may take longer to realize than expected;
•the risk that the acquisition of Torrens University and associated assets in Australia and New Zealand may not advance Strategic Education’s business strategy and growth strategy;
•risks relating to the timing of regulatory approvals;
•Strategic Education’s ability to implement its growth strategy;

•the risk that the combined company may experience difficulty integrating employees or operations;
•risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;
•general economic and market conditions; and
•additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

For more information contact:

Terese Wilke
Senior Director of Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2025	2024	2025
Revenues	$305,958	$319,949	$908,474	$945,010
Costs and expenses:
Instructional and support costs	162,668	162,724	483,612	487,163
General and administration	106,206	105,932	308,013	316,303
Restructuring costs	758	14,251	(2,757)	18,948
Total costs and expenses	269,632	282,907	788,868	822,414
Income from operations	36,326	37,042	119,606	122,596
Other income (expense)	2,264	(273)	3,935	1,623
Income before income taxes	38,590	36,769	123,541	124,219
Provision for income taxes	10,842	10,139	36,193	35,514
Net income	$27,748	$26,630	$87,348	$88,705
Earnings per share:
Basic	$1.18	$1.18	$3.73	$3.87
Diluted	$1.15	$1.15	$3.62	$3.76
Weighted average shares outstanding:
Basic	23,422	22,584	23,418	22,937
Diluted	24,173	23,209	24,137	23,597

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2024	September 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$137,074	$151,460
Marketable securities	46,949	21,189
Tuition receivable, net	76,127	114,882
Income taxes receivable	—	2,433
Assets held for sale	—	2,200
Other current assets	44,793	54,266
Total current assets	304,943	346,430
Property and equipment, net	111,247	107,774
Right-of-use lease assets	103,673	95,993
Marketable securities, non-current	14,981	9,989
Intangible assets	245,098	248,925
Goodwill	1,206,883	1,237,065
Other assets	62,910	65,787
Total assets	$2,049,735	$2,111,963

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$101,749	$113,171
Income taxes payable	2,926	—
Contract liabilities	89,563	151,899
Lease liabilities	22,222	18,412
Total current liabilities	216,460	283,482
Deferred income tax liabilities	27,586	30,919
Lease liabilities, non-current	103,004	99,239
Other long-term liabilities	40,186	42,220
Total liabilities	387,236	455,860
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 24,502,385 and 23,504,950 shares issued and outstanding at December 31, 2024 and September 30, 2025, respectively	245	235
Additional paid-in capital	1,532,414	1,467,401
Accumulated other comprehensive loss	(88,565)	(52,631)
Retained earnings	218,405	241,098
Total stockholders’ equity	1,662,499	1,656,103
Total liabilities and stockholders’ equity	$2,049,735	$2,111,963

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the nine months ended September 30,
	2024	2025
Cash flows from operating activities:
Net income	$87,348	$88,705
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on early termination of operating leases, net	(6,166)	—
Amortization of deferred financing costs	421	318
Amortization of investment discount/premium	(47)	(413)
Depreciation and amortization	33,033	35,160
Deferred income taxes	(2,272)	2,917
Stock-based compensation	18,789	17,195
Impairment of right-of-use lease assets	—	4,685
Changes in assets and liabilities:
Tuition receivable, net	(27,849)	(36,940)
Other assets	(15,877)	(12,678)
Accounts payable and accrued expenses	12,878	9,167
Income taxes payable and income taxes receivable	(646)	(5,488)
Contract liabilities	57,576	60,211
Other liabilities	(3,762)	(3,837)
Net cash provided by operating activities	153,426	159,002

Cash flows from investing activities:
Purchases of property and equipment	(29,346)	(32,009)
Purchases of marketable securities	(14,720)	(25,804)
Proceeds from marketable securities	29,525	57,575
Proceeds from other investments	20	—
Other investments	(490)	(265)
Cash paid for acquisition, net of cash acquired	(163)	(36)
Net cash used in investing activities	(15,174)	(539)

Cash flows from financing activities:
Common dividends paid	(44,262)	(43,387)
Payments on long-term debt	(61,275)	—
Net payments for stock awards	(3,514)	(9,720)
Repurchase of common stock	(5,000)	(94,316)
Net cash used in financing activities	(114,051)	(147,423)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,495	2,815
Net increase in cash, cash equivalents, and restricted cash	25,696	13,855
Cash, cash equivalents, and restricted cash — beginning of period	181,925	146,656
Cash, cash equivalents, and restricted cash — end of period	$207,621	$160,511

STRATEGIC EDUCATION, INC.
UNAUDITED SEGMENT REPORTING
(in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2025	2024	2025
Revenues:
U.S. Higher Education	$207,709	$213,067	$643,558	$649,710
Australia/New Zealand	71,948	68,589	190,453	185,993
Education Technology Services	26,301	38,293	74,463	109,307
Consolidated revenues	$305,958	$319,949	$908,474	$945,010
Income from operations:
U.S. Higher Education	$11,446	$22,853	$59,284	$73,568
Australia/New Zealand	14,846	12,485	26,651	23,145
Education Technology Services	10,792	15,955	30,914	44,831
Restructuring costs	(758)	(14,251)	2,757	(18,948)
Consolidated income from operations	$36,326	$37,042	$119,606	$122,596

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for total costs and expenses, income from operations, operating margin, income before income taxes, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operations period-over-period. These measures are Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Adjusted Diluted Earnings Per Share (EPS), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA, and Free Cash Flow. We define Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) severance costs, asset impairment charges, gains/losses on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities, (2) income/loss recognized from the Company’s investments in partnership interests and other investments, and (3) discrete tax adjustments utilizing adjusted effective income tax rates of 29.5% and 29.0% for the three months ended September 30, 2024 and 2025, respectively. To illustrate currency impacts to operating results, Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS for the three months ended September 30, 2025 are also presented on a constant currency basis utilizing an exchange rate of 0.67 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2024. We define EBITDA as net income before other income (expense), the provision for income taxes, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, and the amounts in (1) above. We define Free Cash Flow as net cash provided by operating activities less purchases of property and equipment. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM OPERATIONS, ADJUSTED OPERATING MARGIN, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED EPS
(in thousands, except per share data)

		For the three months ended September 30, 2024 Non-GAAP Adjustments
	As Reported (GAAP)	Restructuring costs(1)	Loss from other investments(2)	Tax adjustments(3)	As Adjusted (Non-GAAP)
Total costs and expenses	$269,632	$(758)	$—	$—	$268,874
Income from operations	$36,326	$758	$—	$—	$37,084
Operating margin	11.9%				12.1%
Income before income taxes	$38,590	$758	$290	$—	$39,638
Net income	$27,748	$758	$290	$(851)	$27,945

Earnings per share:
Diluted	$1.15				$1.16
Weighted average shares outstanding:
Diluted	24,173				24,173

		For the three months ended September 30, 2025 Non-GAAP Adjustments
	As Reported (GAAP)	Restructuring costs(1)	Loss from other investments(2)	Tax adjustments(3)	As Adjusted (Non-GAAP)
Total costs and expenses	$282,907	$(14,251)	$—	$—	$268,656
Income from operations	$37,042	$14,251	$—	$—	$51,293
Operating margin	11.6%				16.0%
Income before income taxes	$36,769	$14,251	$2,147	$—	$53,167
Net income	$26,630	$14,251	$2,147	$(5,279)	$37,749

Earnings per share:
Diluted	$1.15				$1.63
Weighted average shares outstanding:
Diluted	23,209				23,209
(1)Reflects severance costs, asset impairment charges, gains/losses on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities.
(2)Reflects income/loss recognized from the Company’s investments in partnership interests and other investments.
(3)Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing adjusted effective income tax rates of 29.5% and 29.0% for the three months ended September 30, 2024 and 2025, respectively.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Q3 2025 AS ADJUSTED WITH CONSTANT CURRENCY
(in thousands, except per share data)

	As Reported (GAAP)	Non-GAAP adjustments(1)	Constant currency adjustment(2)	As Adjusted with Constant Currency (Non-GAAP)
Revenues	$319,949	$—	$1,722	$321,671
Total costs and expenses	$282,907	$(14,251)	$1,323	$269,979
Income from operations	$37,042	$14,251	$399	$51,692
Operating margin	11.6%			16.1%
Income before income taxes	$36,769	$16,398	$411	$53,578
Net income	$26,630	$11,119	$291	$38,040

Earnings per share:
Diluted	$1.15			$1.64
Weighted average shares outstanding:
Diluted	23,209			23,209
(1)Reflects non-GAAP adjustments related to restructuring costs, income/loss from other investments, and tax adjustments as described further in the Unaudited Reconciliation of Non-GAAP Financial Measures table above.
(2)Reflects an adjustment to translate foreign currency results after the non-GAAP adjustments for the three months ended September 30, 2025 at a constant exchange rate of 0.67 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2024.

STRATEGIC EDUCATION, INC.
UNAUDITED NON-GAAP SEGMENT REPORTING
(in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2025	2024	2025
Revenues:
U.S. Higher Education	$207,709	$213,067	$643,558	$649,710
Australia/New Zealand	71,948	68,589	190,453	185,993
Education Technology Services	26,301	38,293	74,463	109,307
Consolidated revenues	$305,958	$319,949	$908,474	$945,010

Income from operations:
U.S. Higher Education	$11,446	$22,853	$59,284	$73,568
Australia/New Zealand	14,846	12,485	26,651	23,145
Education Technology Services	10,792	15,955	30,914	44,831
Restructuring costs	(758)	(14,251)	2,757	(18,948)
Consolidated income from operations	36,326	37,042	119,606	122,596

Adjustments to consolidated income from operations:
Restructuring costs	758	14,251	(2,757)	18,948
Total adjustments to consolidated income from operations	758	14,251	(2,757)	18,948

Adjusted income from operations by segment:
U.S. Higher Education	11,446	22,853	59,284	73,568
Australia/New Zealand	14,846	12,485	26,651	23,145
Education Technology Services	10,792	15,955	30,914	44,831
Total adjusted income from operations	$37,084	$51,293	$116,849	$141,544

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
EBITDA AND ADJUSTED EBITDA
(in thousands)

	For the three months ended September 30,
	2024	2025
Net income	$27,748	$26,630
Provision for income taxes	10,842	10,139
Other (income) expense	(2,264)	273
Depreciation and amortization	10,806	11,962
EBITDA (1)	47,132	49,004
Stock-based compensation	6,887	5,868
Restructuring costs (2)	689	12,425
Cloud computing amortization (3)	1,528	2,321
Adjusted EBITDA (1)	$56,236	$69,618
(1)Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.
(2)Reflects severance costs, asset impairment charges, gains/losses on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities. Excludes $1.8 million of depreciation and amortization expense for the three months ended September 30, 2025 and $0.1 million of stock-based compensation expense for the three months ended September 30, 2024.
(3)Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW
(in thousands)

	For the nine months ended September 30,
	2024	2025
Net cash provided by operating activities	$153,426	$159,002
Purchases of property and equipment	(29,346)	(32,009)
Free cash flow (1)	$124,080	$126,993
(1)Denotes a non-GAAP financial measure. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.